Exhibit 10(t)

                                       BOARD OF DIRECTORS AMENDED
                                                December 10, 2001


                   DEFERRED COMPENSATION PLAN
                              FOR
                     NON-EMPLOYEE DIRECTORS
                               OF
                   PHILLIPS PETROLEUM COMPANY



Section 1.  Purpose of the Plan
            -------------------

The  amount  of  total compensation which is  paid  to  the  Non-

Employee   Director  for  services  rendered  as  a  Non-Employee

Director  is set by resolution of the Board of Directors  and  is comprised of a portion paid in cash ("Cash Compensation")  and  a portion paid in shares of Phillips Petroleum Company common stock

$1.25  par  value  ("Common Stock") ("Stock  Compensation").   In

addition,  the Board of Directors or an authorized  Committee  of the Board of Directors may from time to time grant stock or other stock-based  awards ("Awards") including Restricted  Stock  Units

("Restricted  Stock  Units")  as  permitted  under  the  Phillips

Petroleum Company Plan for Non-Employee Directors.



The  purpose  of the Deferred Compensation Plan for  Non-Employee

Directors  ("Plan") is to provide a program whereby a  member  of the  Board of Directors of Phillips Petroleum Company ("Company")

who  is not an officer, present employee, nor former employee  of the  Company or any of its subsidiaries ("Non-Employee Director")

may indicate a preference to:

1) defer  the  payment  of  part or  all of the Cash Compensation payable to the Non-Employee Director ("Cash Payment")

2) receive part or all of  the Cash  Compensation and part or all of the Stock Compensation
   payable to the Non-Employee Director in shares of Unrestricted shares of  Unrestricted Stock under the terms of the  Phillips

   Petroleum  Company  Stock  Plan  for  Non-Employee   Directors

   ("Unrestricted Stock Award")

3) receive  part  or  all of the Cash Compensation and/or part or all of  the Stock  Compensation in shares  of Restricted Stock under the terms of the Phillips  Petroleum Company Stock  Plan for Non-Employee Directors ("Restricted Stock Award"),

4) delay  the lapsing of  restrictions  on  Restricted  Stock  or delay  the settlement of Restricted Stock  Units  due  to  the attainment of  certain ages under the terms  of  the  Phillips

   Petroleum  Company  Stock  Plan  for  Non-Employee   Directors

   ("Restricted Stock Lapsing"),

5) defer the  value of  shares of unrestricted Common Stock which would otherwise be delivered to the Non-Employee Director as a result of restrictions being  lapsed  on shares  of Restricted

   Stock or when Restricted  Stock Units or  similar  Awards  are settled due to the attainment of certain ages or at Retirement under the terms of the Phillips Petroleum Company  Stock  Plan for Non-Employee Directors or under the  terms of the grant of such Awards ("Value of Restricted Stock or Awards"), and

6) defer  the  payment  of  all  or a portion  of  the  lump  sum

   payment  from   the  Non-Employee  Director  Retirement   Plan

   ("Retirement Payment").



Section 2.  Indications of Preference
            -------------------------



(a) Cash   Payment.   For  each  calendar  year,  a  Non-Employee
    --------------

    Director  may indicate a preference to have payment  of  part or  all  of  the  Non-Employee Director's  Cash  Compensation

    deferred.  On  or  before  December  1  of  each  year,   the

    indication  of
    preference to defer Cash Compensation  to  be

    paid  in the next calendar year may be made by giving written notice  thereof to the Corporate Secretary, except that  such indication of preference may be made by the end of the  month in  which  a  Non-Employee Director is first elected  to  the

    Board  of Directors. The Chief Executive Officer (CEO)  shall consider  such  indication  of preference  and  shall  decide whether to accept or reject the preference expressed as  soon as  practicable. Such indication of preference to defer  Cash

    Compensation, if accepted, becomes irrevocable  on  the  date of such acceptance.



(b) Unrestricted  Stock Award.  For each calendar  year,  a  Non-
    -------------------------

    Employee  Director  may  indicate  a  preference  to  receive

    Unrestricted  Stock for part or all of the Cash  Compensation and/or  part or all of the Stock Compensation that  would  be paid  in the next calendar year. On or before December  1  of

    each   year,   such  indication  of  preference  to   receive

    Unrestricted  Stock  instead of cash  and/or  for  the  Stock

    Compensation may be made by giving written notice thereof  to the  Corporate  Secretary, except  that  such  indication  of preference  may be made by the end of the month  in  which  a

    Non-Employee  Director  is first  elected  to  the  Board  of

    Directors.   The  CEO  shall  consider  such  indication   of

    preference  and shall decide whether to accept or reject  the preference  expressed as soon as practicable. Such indication of  preference  to receive Unrestricted Stock,  if  accepted,

    becomes irrevocable on the date of such acceptance.



(c) Restricted  Stock  Award.  For each  calendar  year,  a  Non-
    ------------------------
    Employee  Director  may  indicate  a  preference  to  receive

    Restricted  Stock  for part or all of the  Cash  Compensation and/or  part or all of the Stock Compensation. On  or  before

    December 1 of each year, such indication of preference to

    receive  Restricted  Stock instead of  cash  and/or  for  the

    Stock  Compensation  that would be paid  in the next calendar year  may  be  made by giving written notice thereof  to  the

    Corporate   Secretary,  except  that   such   indication   of

    preference  may be made by the end of the month  in  which  a

    Non-Employee  Director  is first  elected  to  the  Board  of

    Directors.   The  CEO  shall  consider  such  indication   of

    preference  and shall decide whether to accept or reject  the preference  expressed as soon as practicable. Such indication of  preference  to  receive Restricted  Stock,  if  accepted,

    becomes irrevocable on the date of such acceptance.



(d) Restricted  Stock Lapsing or Restricted Stock Units  Settled.
    ------------------------------------------------------------

    Each  year  Non-Employee Directors who are or will become  65 years  of age prior to the end of that calendar year  or  who are  over 65 years old and have not previously been given the opportunity  may indicate a preference to delay  the  lapsing of  restrictions on Restricted Stock and that would otherwise be  lapsed,  and  to defer the receipt of  shares  of  Common

    Stock  that  would  otherwise be delivered in  settlement  of restricted  stock  units or similar awards,  in  either  case based  on their age under the terms of the Phillips Petroleum

    Company  Stock Plan for Non-Employee Directors until the  day the  Director retires from the Board of Directors.  The  Non-

    Employee  Director must make the indication of preference  by giving  written notice thereof to the Corporate Secretary  on

    or   before  December  1  of  that  year,  except  that  such

    indication  of preference may be made within 30 days  of  the amendment  of  this  plan providing for  such  indication  of preference  or  by  the  end of the month  in  which  a  Non-

    Employee  Director is first elected to the Board of Directors if  such Director would receive shares of Common Stock  as  a result  of  restrictions being lapsed on shares of Restricted

    Stock  or  pursuant to Awards based on their  age  under  the terms  of the Phillips Petroleum Company Stock Plan for  Non-

    Employee  Directors. The CEO shall consider  such  indication of  preference and shall decide whether to accept  or  reject

    the   preference  expressed  as  soon  as  practicable.  Such

    indication   of   preference  to   delay   the   lapsing   of

    restrictions  on  Restricted  Stock  or  the  settlement   of

    Restricted  Stock  Units  or  Awards,  if  accepted,  becomes irrevocable  on  the date of such acceptance.  Such  approved indication of preference shall apply to any Restricted  Stock

    Units  granted  in  exchange for shares of  Restricted  Stock pursuant  to the Exchange offer initiated by the  Company  on

    December 17, 2001.



(e) Value of Restricted Stock and Restricted Stock Units.
    ----------------------------------------------------

    (i) Each year  Non-Employee  Directors who are or will become

    65 years of  age prior  to the end of  that calendar  year or who are over  65 years old and have not previously been given the opportunity  may  indicate  a  preference  concerning the deferral of the receipt of  the value  of all or  part of the

    Common Stock which would  otherwise be  delivered to the Non-

    Employee Director  as a  result of  restrictions being lapsed on shares of  Restricted  Stock  or  and  the  settlement  of

    Restricted Stock Units or similar  Awards based  on their age under the terms of the Phillips Petroleum Company  Stock Plan for Non-Employee Directors.

    (ii) If the Non-Employee Director has  previously indicated a

    preference   to  delay   the   lapsing   of  restrictions  on

    Restricted Stock or the settlement of  Restricted Stock Units or similar Awards until  the Director  retires from the Board of Directors, or  if the  Non-Employee  Director Retires from the Board  prior  to being  given an  opportunity to indicate such  preference, such  Non-Employee Director  may indicate a preference concerning the
    deferral of the receipt of the

    value  of  all  or  part  of  the  Common  Stock which  would otherwise  be  delivered to the  Non-Employee  Director as  a result of  restrictions  being lapsed on shares of Restricted

    Stock or  the settlement of Restricted  Stock Units or Awards until  the  Director  retires  from  the  Board of Directors.

    (iii) The Non-Employee  Director must  make the indication of preference  specified  in  Sections 2 (e) (i) and (ii) herein by giving  written  notice  to  the Corporate Secretary on or before December 1 of  the  applicable  year, except that such indication  of  preference  may be made within 30 days of the amendment  of  this  Plan  providing  for  such indication of preference or  by  the  end  of  the  month  in  which a Non-

    Employee Director  is first elected to the Board of Directors or as soon as  practicable prior to the Director's Retirement from  the  Board  if such  Director  would  receive shares of

    Common Stock as  a  result  of  restrictions  being lapsed on shares of  Restricted  Stock or  the settlement of Restricted

    Stock  Units  or  Awards  under  the  terms  of  the Phillips

    Petroleum  Company  Stock  Plan  for  Non-Employee  Directors

    prior to  the next period for indicating such preference. The

    CEO shall  consider such  indication  of preference and shall decide whether to accept or  reject the  preference expressed as  soon  as  practicable.  Such  indication of preference to defer  the  value  of  Restricted Stock  or  Restricted Stock

    Units  or  Awards, if  accepted,  becomes  irrevocable on the date of such acceptance.

(f) Retirement  Payment.  If a Non-Employee Director  prefers  to
    -------------------

    defer  under  this Plan all or part of the lump  sum  payment from  the  Non-Employee Director Retirement  Plan,  the  Non-

    Employee Director must indicate such preference to the  Chief

    Executive  Officer  (CEO)  of the Company.  The  Non-Employee

    Director's  preference  must be  received  by  the  Corporate

    Secretary  in  the  period beginning 150 days  prior  to  and ending  no less than 30 days prior to
    the date the retirement

    payment  is  to be made. Such indication must be  in  writing signed  by  the  Non-Employee Director  and  must  state  the portion  of  the  lump sum payment the Non-Employee  Director

    desires   to  be  deferred.  The  CEO  shall  consider   such

    indication  of  preference  as  submitted  and  shall  decide whether to accept or reject the preference expressed as  soon as  practicable. Such indication of preference to  defer  the

    Retirement Payment, if accepted, becomes irrevocable  on  the date of such acceptance.


Section 3.  Deferred Compensation Accounts
            ------------------------------


(a) Credit   for  Deferral.   The  Company  will  establish   and

    maintain  an  account  for  each  Non-Employee  Director  who defers  Cash Compensation, the Value of Restricted  Stock  or

    Restricted Stock Units or Awards and/or a Retirement  Payment

    in  which  will  be  credited the amounts  deferred.  Amounts deferred  shall  be credited as soon as practicable  but  not

    later   than  30  days  after  the  date  the  payment  would

    otherwise  have  been  made.  The  value  of  the  underlying

    Restricted  Stock or Restricted Stock Units or  Awards  shall be  the higher of (a) the average of the high and low selling prices  of  the  Common  Stock on the date  the  restrictions lapse  or  the shares are to be delivered, as applicable,  or the last trading day before such date, if such date is not  a trading  day,  or (b) the average of the high  three  monthly

    Fair  Market  Values of the Common Stock  during  the  twelve

    calendar   months   preceding  the   month   in   which   the

    restrictions  lapse  or the shares are to  be  delivered,  as applicable.  The  monthly Fair Market  Value  of  the  Common

    Stock  is the average of the daily Fair Market Value  of  the

    Common  Stock  for each trading day of the month.  The  daily

    Fair  Market Value of the Common Stock shall be deemed  equal to  the  average  of the reported highest  and  lowest  sales prices per share of such Common Stock as reported on the composite tape of the New York Stock Exchange transactions.



(b) Designation  of Investments.  The amount in each Non-Employee
    ---------------------------

    Director's Deferred Compensation Account shall be  deemed  to have  been invested and reinvested from time to time, in such

    "eligible  securities"  as  the Non-Employee  Director  shall designate.  Prior  to  or in the absence  of  a  Non-Employee

    Director's  designation,  the  Company  shall  designate   an

    "eligible  security"  in  which the  Non-Employee  Director's

    Deferred  Compensation Account shall be deemed to  have  been invested  until  designation instructions are  received  from the  Non-Employee  Director. Eligible  securities  are  those securities designated by the Chief Financial Officer  of  the

    Company.  The  Chief  Financial Officer of  the  Company  may

    include  as eligible securities, stocks listed on a  national securities exchange, and bonds, notes, debentures,  corporate or  governmental,  either  listed on  a  national  securities exchange or for which price quotations are published  in  The

    Wall   Street   Journal  and  shares  issued  by   investment

    companies  commonly known as "mutual funds". The Non-Employee

    Director's Deferred Compensation Account will be adjusted  to reflect  the deemed gains, losses and earnings as though  the amount  deferred was actually invested and reinvested in  the eligible  securities for the Non-Employee Director's Deferred

    Compensation Account.



    Notwithstanding  anything  to the contrary  in  this  Section

    3(b),  in  the event the Company actually purchases or  sells such  securities  in  the quantities and  at  the  times  the securities  are  deemed to be purchased or sold  for  a  Non-

    Employee   Director's  Deferred  Compensation  Account,   the

    Account  shall be adjusted accordingly to reflect  the  price actually  paid or received by the Company for such securities

    after   adjustment  for  all  transaction  expenses
    incurred (including  without  limitation  brokerage  fees  and stock transfer taxes).



    In  the case of any deemed purchase not actually made by  the

    Company,  the Deferred Compensation Account shall be  charged with  a  dollar  amount  equal to the quantity  and  kind  of securities  deemed to have been purchased multiplied  by  the fair  market value of such security on the date of  reference

    and  shall  be  credited  with  the  quantity  and  kind   of

    securities so deemed to have been purchased. In the  case  of any  deemed  sale  not  actually made  by  the  Company,  the account  shall  be  charged with the  quantity  and  kind  of securities  deemed to have been sold, and shall  be  credited with  a  dollar  amount  equal to the quantity  and  kind  of securities  deemed to have been sold multiplied by  the  fair market  value  of such security on the date of reference.  As used  herein  "fair market value" means  in  the  case  of  a listed  security the closing price on the date of  reference,

    or  if  there  were no sales on such date, then  the  closing price  on the nearest preceding day on which there were  such sales,  and  in  the  case of an unlisted security  the  mean between  the  bid and asked prices on the date of  reference,

    or  if  no such prices are available for such date, then  the mean  between  the  bid  and  asked  prices  to  the  nearest preceding day for which such prices are available.



    The  Treasurer may also designate a Fund Manager  to  provide

    services   which  may  include  recordkeeping,   Non-Employee

    Director  accounting,  Non-Employee  Director  communication,

    payment  of  installments to the Non-Employee  Director,  tax reporting and any other services specified by the Company  in agreement with the Fund Manager.

(c) Payments.   A  Non-Employee Director's Deferred  Compensation
    --------

    Account  shall be debited with respect to payments made  from the  account  pursuant  to this Plan  as  of  the  date  such payments  are  made from the account. The  payment  shall  be made  as  soon  as practicable, but no later  than  30  days,

    after the installment payment date.



    If  any  person to whom a payment is due hereunder  is  under legal disability as determined in the sole discretion of  the

    Chief Executive Officer, the Company shall have the power  to cause  the  payment  due  such person  to  be  made  to  such person's  guardian  or  other legal  representative  for  the person's  benefit, and such payment shall constitute  a  full release  and  discharge of the Company and any  fiduciary  of the Plan.



(d) Statements.   At least one time per year the Company  or  the
    ----------

    Company's designee will furnish each Non-Employee Director  a written  statement setting forth the current balance  in  the

    Non-Employee  Director's Deferred Compensation  Account,  the

    amounts  credited or debited to such account since  the  last statement  and the payment schedule of deferred  amounts  and

    deemed   gains,  losses  and  earnings  accrued  thereon   as

    provided by the deferred payment option selected by the  Non-

    Employee Director.



Section 4.  Deferred Payment Options
            ------------------------



(a) Payment  Options  for  Cash Compensation  and  the  Value  of
    -------------------------------------------------------------

    Restricted Stock or Restricted Stock Units or Awards.  A Non-
    ----------------------------------------------------

    Employee  Director, at the time notice of  an  indication  of preference  to  defer  Cash  Compensation  or  the  Value  of

    Restricted  Stock  or Restricted

    Stock  Units  or  Awards  is

    given,  shall  also  specify  in  writing  whether  the  Cash

    Compensation  or the Value of Restricted Stock or  Restricted

    Stock  Units  or Awards deferred by such indication  and  any deemed  gains, losses and earnings accrued thereon is  to  be paid  in  one lump sum or in annual installments of not  less than  5 nor more than 10.  If a lump sum payment is selected,

    the  Non-Employee Director will specify the date the lump sum payment  is to be made so long as the date is the  first  day of  a calendar quarter and is at least one year from the date of  the  election  or is specified as the first  day  of  the calendar  quarter  following retirement  from  the  Board  of

    Directors.  If  annual installments of not less  than  5  nor more  than 10 are selected, the first installment will  begin as  soon  as practicable after the first day of the  calendar quarter  which  is  on  or after the Non-Employee  Director's retirement.  After  a payment option is  selected  the  first time a Non-Employee Director defers Cash Compensation or  the value  of  Restricted  Stock  or Restricted  Stock  Units  or

    Awards, all subsequent deferrals of Cash Compensation  and/or the  value of Restricted Stock or Restricted Stock  Units  or

    Awards will have the same payment option.



b)  Payment Options for Retirement Payment.
    --------------------------------------

    (i)     The  payment option for a deferred Retirement Payment

            for   a  Non-Employee  Director  who  has  previously

            deferred   Cash   Compensation  or   the   Value   of

            Restricted Stock or Restricted Stock Units or  Awards

            will  be  the  same  as the payment  option  for  the

            deferred Compensation.



    (ii)    The  payment option for a deferred Retirement Payment

            for  a  Non-Employee Director who has not  previously

            deferred   Cash   Compensation  or   the   Value   of

            Restricted Stock or Restricted Stock Units or  Awards

            will   be  10  annual  installments  with  the  first

            installment  to  begin as soon as  practicable  after

            the first day of the calendar quarter which is on  or

            after  the Non-Employee Director's Retirement, except

            that a different payment schedule may be selected  by

            the  Non-Employee  Director  at  the  time  the  Non-

            Employee  Director submits a preference to defer  all

            or  part  of  the  lump sum Retirement  payment.  The

            payment   options  in  this  situation  are:   annual

            installments  of not less than 5 nor  more  than  10,

            semi-annual  installments of not  less  than  10  nor

            more  than 20, or quarterly installments of not  less

            than  20  nor more than 40. The first installment  to

            commence  as  soon  as  practicable  after  any  date

            specified  by the Non-Employee Director, so  long  as

            such date is the first day of a calendar quarter  and

            is  at least one year from the date the payout option

            was  selected.  Subject to Section  5,  if  the  CEO,

            accepts  the  Non-Employee Director's  indication  of

            preference,  the  method of payment of  the  deferred

            Retirement Payment shall become irrevocable.



(c) Payment   Option   Revision.   If  a  Non-Employee   Director
    ---------------------------

    specified  annual installments of not less than  5  nor  more than  10  pursuant  to Section 4(a) herein, the  Non-Employee

    Director  may at any time during a period beginning 365  days prior  to  and  ending 90 days prior to  the  date  the  Non-

    Employee  Director terminates Board service due  to  (a)  not being  nominated for election to the Board; or (b) not  being reelected to Board service after being so nominated;  or  (c)

    resignation from Board service as a result of the  Director's disability  or  any reason acceptable to a  majority  of  the remaining  members  of the Board of Directors

    ("Retires"  or

    "Retirement"),  or as soon as practicable if there  are  less than 90 days prior to Retirement in the manner prescribed  by the  Company,  revise such payment option and select  one  of the  following  payment  options in  place  of  such  payment option:



    (i)     annual installments of not less than 5 nor more  than

            10,

    (ii)    semi-annual  installments of not  less  than  10  nor

            more than 20, or

    (iii)   quarterly installments of not less than 20  nor  more

            than 40,



    with   the  first  installment  to  commence,  as   soon   as

    practicable  following any date specified by the Non-Employee

    Director  so long as such date is the first day of a calendar

    quarter,   is   on  or  after  the  Non-Employee   Director's

    Retirement  Date,  is at least one year  from  the  date  the payment  option  was revised and is no later  than  five  (5)

    years after the Non-Employee Director's Retirement Date.

(d) Installment Amount.  The amount of each installment shall  be
    ------------------
    determined  by  dividing  the  balance  in  the  Non-Employee

    Director's Deferred Compensation Account as of the  date  the installment  is  to  be paid, by the number  of  installments remaining to be paid (inclusive of the current installment).



Section 5.  Death of Non-Employee Director
            ------------------------------



Upon  the  death  of  a Non-Employee Director,  the  Non-Employee

Director's  beneficiary or beneficiaries designated in accordance with  Section 6 of this Plan, or, in the absence of an  effective beneficiary  designation,  the surviving  spouse,  the  surviving children  (natural or
adopted) in equal shares, or the Estate  of

the  deceased  Non-Employee Director, in that order of  priority,

shall receive the beneficiary's or beneficiaries' portion of  the

payments   in  accordance  with  the  deferred  payment  schedule

selected  by  the Non-Employee Director, whether the Non-Employee

Director's  death  occurred before or after  such  payments  have commenced;  provided, however, such payments may  be  made  in  a different manner if the beneficiary or beneficiaries entitled  to receive  such payments, due to an unanticipated emergency  caused

by   an   event   beyond  the  control  of  the  beneficiary   or

beneficiaries   that  results  in  financial  hardship   to   the

beneficiary  or  beneficiaries, so requests  and  the  CEO  gives written consent to the method of payment requested.



Section 6.  Designation of Beneficiary
            --------------------------



Each  Non-Employee  Director who defers  under  this  Plan  shall designate  a beneficiary or beneficiaries to receive  the  entire balance  of  the  Non-Employee Director's  Deferred  Compensation

Account  by  giving signed written notice of such designation  to the  Corporate Secretary. The Non-Employee Director may from time to  time change or cancel any previous beneficiary designation in

the   same  manner.  The  last  written  beneficiary  designation received by the Corporate Secretary shall be controlling over any prior designation and over any testamentary or other disposition.

After   receipt  by  the  Corporate  Secretary  of  such  written

designation, it shall take effect as of the date on which it  was signed  by  the  Non-Employee Director, whether the  Non-Employee

Director  is  living  at the time of such  receipt,  but  without prejudice  to  the Company on account of any payment  made  under this Plan before receipt of such designation.

Section 7.  Nonassignability
            ----------------



The  right  of  a Non-Employee Director or beneficiary  or  other person  who becomes entitled to receive payments under this  Plan shall  not  be  pledged,  assigned  or  subject  to  garnishment,

attachment  or  any other legal process by the  creditors  of  or other  claimants against the Non-Employee Director,  beneficiary,

or other such person.



Section 8.  Administration, Interpretation and Amendment
            --------------------------------------------



The Plan shall be administered by the Chief Executive Officer  of the  Company.  The decision of the Chief Executive  Officer  with respect to any questions arising as to the interpretation of this

Plan, including the severability of any and all of the provisions thereof,  shall  be  final, conclusive and binding.  The  Company reserves  the right to amend this Plan from time to  time  or  to terminate the Plan entirely, provided, however, that no amendment may  affect  the balance in a Non-Employee Director's account  on the  effective date of the amendment. In the event of termination of  the  Plan, the Chief Executive Officer in the Chief Executive

Officer's  sole discretion, may elect to pay in one lump  sum  as soon  as  practicable after termination of the Plan, the  balance then in the Non-Employee Director's account.



Section 9.  Nonsegregation
            --------------



Amounts  deferred  pursuant to this Plan  and  the  crediting  of

amounts   to  a  Non-Employee  Director's  Deferred  Compensation

Account  shall  represent the Company's  unfunded  and


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unsecured

promise  to pay compensation in the future. With respect to  said amounts,  the  relationship  of the Company  and  a  Non-Employee

Director  shall be that of debtor and general unsecured creditor.

While  the  Company  may  make investments  for  the  purpose  of measuring  and  meeting  its obligations  under  this  Plan  such investments shall remain the sole property of the Company subject to  claims of its creditors generally, and shall not be deemed to form  or  be  included  in any part of the Deferred  Compensation

Account.



Section 10. Funding
            -------



All  amounts  payable under the Plan are unfunded  and  unsecured benefits and shall be paid solely from the general assets of  the

Company  and any rights accruing to the Non-Employee Director  or the  beneficiary under this Plan shall be those of  an  unsecured

general  creditor;  provided,  however,  that  the  Company   may

establish a grantor trust to pay part or all of its Plan  payment obligations so long as the Plan remains unfunded for federal  tax purposes.



Section 11. Miscellaneous
            -------------



(a) Except  as  otherwise  provided herein,  the  Plan  shall  be

    binding   upon  the  Company,  its  successors  and  assigns,

    including  but  not  limited  to any  corporation  which  may acquire all or substantially all of the Company's assets  and

    business   or  with  or  into  which  the  Company   may   be

    consolidated or merged.



(b) This Plan shall be construed, regulated, and administered  in accordance with the laws of


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



    the State of Delaware  except  to

    the extent that said laws have been preempted by the laws  of the United States.



Section 12. Effective Date of the Plan
            --------------------------



This  Plan  is amended and restated effective as of December  10,

2001.








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